Treasury Index LinkEd Securities (TILESSM)
Series 2005-1
UNITS CUSIP NO. 89465F206
Distribution Date
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning
Principal Amount
Principal
Payment
Ending Principal
Amount
10-Year CMT
Rate
Fixed Rate
Spread
Total
Rate
Day
Count
Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Premium
Distribution
Total
Distribution
$12,050,000.00 $0.00 $12,050,000.00 2.98% 0.35% 3.33% 30/360 $200,632.50 $0.00 $0.00 $200,632.50
Additional Information
$200,632.50
$349,751.25
$2,000.00
$711.25
Underlying Security: JP MORGAN CHASE CAP 5.850% 8/01/35
Feb1 / Aug 1
46627VAA5
$12,050,000
5.85000%
$352,462.50
CUSIP Moody's S & P Moody's Date S & P Date
Units
N/A A- N/A
-
BBB
28-Dec-11
Underlying SecurityA1 (Watch Neg) A- A2 8-Mar-11 BBB 29-Nov-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings Original Ratings
Payment Dates
Cusip
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
To the Holders of:
Swap Counterparty Payment Amount to Trustee
Trustee Payment to Swap Counterparty
Trustee Fees
Expense Account Deposit
February 1, 2012